CONSULTANT AGREEMENT


     This Agreement is entered into as of this 1st day of May, 1995, between Motorola, Inc., a Delaware corporation, with an office at 1303 E. Algonquin Road, Schaumburg, Illinois, 60196 ("Motorola") and John F. Mitchell ("Consultant"). In consideration of the mutual promises contained herein and other valuable consideration, the parties mutually agree as follows:

     1. TERM. This Agreement shall begin on May 1, 1995, and continue through April 30, 1996, and may thereafter be renewed on an annual basis upon written agreement of the parties, provided, however, that either Motorola or Consultant may terminate this Agreement or any renewal thereof upon thirty
(30) days' notice to the other party.

     2. STATEMENT OF SERVICES. Consultant agrees to make available to Motorola consulting services in the areas described in Appendix A and other areas as shall from time to time be agreed upon by Consultant and Motorola.

     3. PAYMENT. For services performed pursuant to this Agreement, Consultant will be compensated at an amount and under such terms as are contained in a separate memo between Consultant and Gary Tooker; said memo
being incorporated herein as Appendix B.   Consultant shall be reimbursed for
all expenses which are necessary for and incident to the performance of service hereunder upon approval of Motorola.

     4. RECORDS, REPORTS AND INFORMATION. Consultant agrees to furnish Motorola with reports and information regarding the services covered by this Agreement at such times and as often as Motorola may request.


     5. INDEPENDENT CONTRACTOR. Consultant shall perform services hereunder only as an independent contractor and shall not be entitled to participate in Motorola's profit sharing, pension, or other plans for the benefit of Motorola employees except as Consultant may otherwise be eligible by virtue of any period of employment with Motorola.

     6. CODE OF CONDUCT. Notwithstanding Consultant's status as an independent contractor, Motorola expects that and Consultant hereby agrees to conduct himself on behalf of Motorola in accordance with the relevant sections of the Motorola Code of Conduct, which is attached hereto as Appendix C. Should Consultant require interpretation of any section of said Code of Conduct, such can be obtained by contacting Motorola's Senior Vice President and General Counsel, who is currently Richard H. Weise, 1303 E. Algonquin Road, Schaumburg, Illinois 60196; (708) 576-5009.

     7.     PROTECTION OF MOTOROLA'S BUSINESS.
Except as required to perform services under this Agreement, Consultant will not use, publish or otherwise disclose to others, during the term of this Agreement and for five (5) years after termination thereof, any confidential
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information of Motorola or its customers or suppliers, and will take all reasonable precautions to prevent disclosure of the confidential information to any unauthorized persons or entities. Consultant further agrees that, during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement, he will not provide services as a consultant or employee to any independent company or business segment of a company to the extent that it competes with Motorola or a business segment of Motorola.

     8.     WRITINGS AND OTHER DATA TO BECOME PROPERTY OF MOTOROLA.
Consultant agrees that all notes, writings, drawings, designs, analyses, memoranda and other data prepared and/or produced by Consultant in the performance of this Agreement shall be the sole property of Motorola, including all rights, title and interest of whatever kind, and shall not be disclosed to any other person or firm by Consultant. Upon termination of this Agreement, Consultant shall return all of the above, and any other Motorola property or records which relate to the business of Motorola to an appropriate Motorola representative.

      8. GENERAL REPRESENTATION OF COMPLIANCE. Consultant agrees to comply with all standards, laws and procedures pertaining to this Agreement which are currently in effect or which are subsequently implemented by any government agency or industry consortium to which Motorola belongs.

     9. ENTIRE AGREEMENT. This Agreement constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of the terms of their agreement; and it supersedes all prior and concurrent promises, representations, negotiations, discussions, and agreements that may have been made in connection with the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

                                     MOTOROLA, INC.


By:/s/ John F. Mitchell              BY:/s/Richard H. Weise
   John F.  Mitchell                    Richard H. Weise
                                        Senior Vice President, General
                                        Counsel and Secretary




                                    APPENDIX A



     Consultant agrees to make available to Motorola the following services pursuant to the Consultant Agreement to which this Appendix is attached.

1.     Acting as Senior Consultant to Motorola on Iridium issues, including:
    -    conclusion of the terrestrial network development contract;
         agreements with Gateway operators;
    - Iridium financing, including public debt issuance and establishment of commercial
    -    banking relationships;
    -    global licensing and spectrum issues;
    -    Gateway joint ventures.

2. Participating in Motorola University training courses and other Motorola University activities.

3. Other topics as may from time-to-time be decided upon by Consultant and the CEO.

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Inter-Office Correspondence
                                        APPENDIX B

DATE:   April 12, 1995

TO:     John Mitchell

FROM:   Gary Tooker

RE:     Consultant Agreement

As you know, I am very pleased that you have agreed to continue your relationship with Motorola after your retirement through a consulting arrangement. As we agreed, you will provide consulting services to Motorola as specified in attached agreement, as well as handle other projects which, from time to time, may arise.

The payment terms of your consulting arrangement are as follows:
 1) you shall be compensated at the rate of $2,400 per day for your services; 2) Motorola shall be responsible for all expenses which you incur in performing the services pursuant to our arrangement; 3) we shall provide you with office facilities and secretarial services in Chicago; and
4) you shall have the corporate aircraft made available to you, dependent upon scheduling, to further your consulting activities for Motorola.

Once again, I am delighted that Motorola will continue to benefit from your expertise which has proved so invaluable to the Company.

APPENDIX C